Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Chesapeake Utilities Corporation
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-156192, 333-63381 and 333-121524) and Form S-8 (Nos. 333-01175, 333-94159, 333-124646, 333-124694 and 333-124717) of Chesapeake Utilities Corporation of our reports dated March 8, 2011, relating to the consolidated financial statements, financial statement schedules, and the effectiveness of Chesapeake Utilities Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ ParenteBeard LLC ParenteBeard LLC
Malvern, Pennsylvania
March 8, 2011